EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT'S



We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (commission file No. 33-51584) and on Form S-3 (commission file No. 333-15463) of our report dated February 18, 1997 with respect to the consolidated financial statements of Appliance Recycling Centers of America, Inc., appearing in this Annual Report on Form 10-K for the year ended December 28, 1996.


                                                         McGLADREY & PULLEN, LLP

Minneapolis, Minnesota
March 28, 1997